UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

01-34219

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2012, the Board of Directors (the “Board”) of Casual Male Retail Group, Inc. (the “Company”) approved amended and restated By-Laws of the Company (the “By-Laws”). The By-Laws are intended primarily to update the prior Bylaws, which were last amended December 12, 2000, to reflect statutory and case law developments since the prior By-Laws were adopted and to include provisions commonly found in the By-Laws of public Delaware corporations. These changes, among other things, amended the By-Laws to:

•	Allow the Board to set the date and time for the annual meeting of stockholders (Section 3.2).

•

Enhance and update stockholder meeting procedures by, among other things, providing that the Board shall adopt rules and procedures for stockholder meetings (Section 3.8), setting procedures for the selection of, and defining the role of, the presiding person (Section 3.8) and inspectors for stockholder meetings (Section 3.10) and allowing the Board to set separate notice and voting record dates, if needed (Section 9.1).

•	Enhance and update procedures with respect to stockholder actions by written consent without a meeting (Section 3.12).

•

Enhance and update the procedures by which stockholders may bring business before a stockholder meeting (Section 3.13) or nominate directors to the Board (Section 4.15), including, among other things, changing the advance notice window to 90 - 120 days prior to the anniversary date of the immediately preceding Annual Meeting and enhancing the informational and other requirements for a stockholder wishing to submit business before a stockholder meeting or to nominate a director to the Board. In addition, Section 4.15 was amended to require that any shareholder nominees for election to the Board must deliver a written questionnaire regarding his or her background to the Company and make certain representations to, and agreements with, the Company.

Notwithstanding the change to the advance notice window for stockholder proposals in Section 3.13 of the By-Laws, the Company will, for purposes of the 2013 Annual Meeting of Stockholders only, continue to apply the prior advance notice window of not less than 75 days nor more than 120 days prior to the anniversary date of the 2012 Annual Meeting. Thus, to bring an item of business before the 2013 Annual Meeting, a stockholder generally must deliver the requisite notice to the Secretary of the Company not before April 4, 2013 or after May 19, 2013. All other notice and procedural requirements will apply as set forth in the amended and restated By-Laws.

•	Clarify that the directors only may fill Board vacancies or newly created directorships (Section 4.2).

•	Update Board committee membership (including the elimination of any ex officio memberships), quorum and voting provisions (Sections 4.5 and 6.2).

•	Enhance and update procedures surrounding who and how Board meetings are called (Sections 4.6 and 4.7).

•	Update the By-Laws generally to allow for delivery of notice or other action by electronic transmission (Sections 4.8, 4.11 and 5.1) and allow for uncertificated shares (Sections 7.1 and 8.1).

•	Update the procedures surrounding indemnification protection for covered persons (Sections 10.1, 10.2 and 10.3).

•

Remove any obsoleted provisions (such as references to initial stockholder or board meetings) and provisions that are redundant with provisions in the Company’s governing documents and/or default Delaware law.

The foregoing description of the By-Law’s is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated and filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	By-Laws of Casual Male Retail Group, Inc., as amended and restated on November 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: December 4, 2012